                                                                     EXHIBIT 4.2

                                                                 EXECUTION COPY


                         VIASOURCE COMMUNICATIONS, INC.


                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                            DATED AS OF JUNE 1, 2000

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I

         DEFINITIONS.........................................................................................     2
         Section 1.01      Defined Terms.....................................................................     2

ARTICLE II

         VOTING AGREEMENT....................................................................................     7
         Section 2.01      Board of Directors of the Company.................................................     7
         Section 2.02      Approval of the Crest Group.......................................................     9
         Section 2.03      Actions Consistent with Agreement.................................................    11

ARTICLE III

         RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS.......................................................    11
         Section 3.01      Restrictions on Transfers Generally...............................................    11
         Section 3.02      Right of First Offer..............................................................    11
         Section 3.03      Drag Along and Forced Sale........................................................    13
         Section 3.04      Transfer to Affiliates............................................................    14
         Section 3.05      Right of First Refusal............................................................    14
         Section 3.06      Tag Along.........................................................................    15
         Section 3.07      Restrictive Legends...............................................................    16
         Section 3.08      Transferees Subject to Agreement..................................................    16
         Section 3.09      Expiration of Restrictions........................................................    16

ARTICLE IV

         RIGHT TO ACQUIRE SECURITIES.........................................................................    17
         Section 4.01      Right to Acquire Securities.......................................................    17

ARTICLE V

         REGISTRATION RIGHTS.................................................................................    18
         Section 5.01      Demand Registration...............................................................    18
         Section 5.02      Piggy-Back Registration...........................................................    20
         Section 5.03      Form S-3 Registration.............................................................    21
         Section 5.04      Registration Expenses.............................................................    22
         Section 5.05      Registration Procedures...........................................................    23

                                       i

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

         Section 5.06      Indemnification...................................................................    24
         Section 5.07      Information by the Holders........................................................    26
         Section 5.08      Rule 144 Reporting................................................................    26
         Section 5.09      Assignability.....................................................................    26

ARTICLE VI

         CERTAIN REPRESENTATIONS AND COVENANTS...............................................................    27
         Section 6.01      Stockholder Representation........................................................    27
         Section 6.02      Company Representations...........................................................    27
         Section 6.03      Company Covenants.................................................................    27
         Section 6.04      Financial Statements and Other Reports............................................    28
         Section 6.05      Inspection of Property............................................................    29
         Section 6.06      Corporate Existence, Licenses and Permits; Maintenance of
                           Properties........................................................................    29

ARTICLE VII

         MISCELLANEOUS.......................................................................................    30
         Section 7.01      Injunctive Relief.................................................................    30
         Section 7.02      Further Assurances................................................................    30
         Section 7.03      Governing Law.....................................................................    30
         Section 7.04      Entire Agreement; Amendment; Waiver...............................................    30
         Section 7.05      Binding Effect....................................................................    31
         Section 7.06      Invalidity of Provision...........................................................    31
         Section 7.07      Counterparts......................................................................    31
         Section 7.08      Notices...........................................................................    31
         Section 7.09      Headings..........................................................................    31
         Section 7.10      Corporate Development Activities..................................................    31
         Section 7.11      Expiration of Rights..............................................................    31
         Section 7.12      Termination.......................................................................    31


Schedule 1        Address for Notices


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

                         VIASOURCE COMMUNICATIONS, INC.

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                  This Amended and Restated Stockholders Agreement dated as of June 1, 2000 (this "Agreement") by and among VIASOURCE COMMUNICATIONS, INC., a New Jersey corporation (the "Company"), and each of the individuals or entities signatory hereto (each a "Stockholder" and together the "Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement (the "Purchase Agreement") dated June 14, 1999 between the Company, Crest Communications Partners LP ("Crest") and the other parties signatory thereto, Crest, BancBoston and Jackson purchased certain of the shares of common stock of the Company;

                  WHEREAS, pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 23, 1999 among the Company, CRI Acquisition Corp. ("Acquisition Corp") and Communication Resources Incorporated ("CRI"), CRI merged with Acquisition Corp;

                  WHEREAS, as a result of such merger, DTJ LLC, a Delaware limited liability company ("DTJ LLC"), CEEJ LLC, a Delaware limited liability company ("CEEJ LLC") and the other stockholders of CRI hold shares of common stock of the Company;

                  WHEREAS, DTJ LLC, CEEJ LLC and such other stockholders of CRI entered into an Amended and Restated Stockholders Agreement dated as of July 23, 1999 with the Company and certain other stockholders (the "Previous Stockholders Agreement") in connection with such merger;

                  WHEREAS, in connection with the acquisition of the assets of Nassau Communications, Inc. doing business as Telecrafter Services Corporation pursuant to an Asset Purchase Agreement dated as of September 7, 1999, the Company issued shares of common stock to Bruce A. Nassau, Lurie Nassau, and Telecrafter Services Corporation, each of whom has agreed to enter into this Agreement;

                  WHEREAS, the Company issued shares of common stock and warrants to purchase shares of common stock to General Electric Capital Corporation pursuant to a Stock and Warrant Purchase Agreement dated as of September 7, 1999 and shares of common stock to PNC Capital Corp. and Wood Street Partners, II pursuant to a Stock Purchase Agreement dated as of the date hereof, each of whom has agreed to enter into this Agreement;

                  WHEREAS, in connection with the acquisition of the assets of DS Cable TV Contractor, Inc., pursuant to an Asset Purchase Agreement dated as of April 18, 2000 (the "DS Cable Purchase Agreement"), the Company issued shares of common stock to Dennis M. Scanlan and Lisa Scanlan, each of whom has agreed to enter into this Agreement;

                  WHEREAS, in connection with the acquisition of the assets of Service Cable Corporation and Service Cable Electric, Inc. (the "Service Cable Purchase Agreement"), pursuant to an Asset Purchase Agreement dated as of May 4, 2000, the Company issued shares of common stock to Anthony K. Scruggs, Joe Kubisak and Mark Kubisak, each of whom has agreed to enter into this Agreement;

                  WHEREAS, in connection with the merger of TeleCore, Inc. with and into TC Acquisition, Inc., a wholly-owned subsidiary of the Company, pursuant to the Merger Agreement dated June 1, 2000 (the "TeleCore Merger Agreement"), among the Company, TC Acquisition, Inc., TeleCore, Inc., and each of the other parties signatory thereto, the Company issued shares of common stock and preferred stock to the stockholders of TeleCore, Inc., each of whom has agreed to enter into this Agreement;

                  WHEREAS, in connection with the merger of Excalibur Cable Communications, Ltd. with and into EX Acquisition, Inc., a wholly-owned subsidiary of the Company, pursuant to the Merger Agreement dated June 1, 2000 (the "Excalibur Merger Agreement"), among the Company, EX Acquisition, Inc., Excalibur Cable Communications, Ltd., and each of the other parties signatory thereto, the Company issued shares of common stock to the stockholders of Excalibur Cable Communications, Ltd., each of whom has agreed to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto wish to amend and restate the Previous Stockholders Agreement and hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Defined Terms. All terms capitalized but not defined herein shall have the meanings attributable to such terms in the Purchase Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Acceptance" shall have the meaning set forth in Section 3.05 hereof.


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

                  "Affiliate" shall mean, with respect to any Person, (i) any person that, directly or indirectly, controls, is controlled by or is under common control with such Person or (ii) any member of such Person's Family Group. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "BancBoston" shall mean BancBoston Investments Inc.

                  "Capital Stock" means all of the (i) Common Stock and (ii) other equity securities of the Company.

                  "Cause" means the commission by a person as (a) admitted by said person, (b) determined by a court of competent jurisdiction (after all appeals and the expiration of the time to appeal), of a felony if the acts constituting such felony are materially injurious to the Company (including its reputation) or the commission of such felony has an injurious financial effect on the Company or (c) with respect to such person any acts or omissions constituting cause for termination as set forth in such person's employment agreement.

                  "CEEJ LLC" shall have the meaning set forth in the third WHEREAS clause.

                  "Closing Date" shall mean June 1, 2000.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean the Company's common stock, no par value.

                  "Crest" shall mean Crest Communications Partners LP.

                  "Crest Directors" shall have the meaning set forth in Section 2.01.

                  "Crest Group" shall mean Crest and its Affiliates (but not including the Company or Communication Resources Incorporated). To the extent this Agreement requires notice to, the consent of, or any other action by, the Crest Group, for such purposes only, the Crest Group shall be deemed to be Crest while it holds any shares of Capital Stock, and to the extent Crest does not hold any shares of Capital Stock, any Affiliate appointed by Crest.

                  "Crest Investor" shall mean any investor in Crest or any Affiliate of Crest.

                  "CRI Stockholder" shall have the meaning set forth in Section 2.01(d). To the extent this Agreement requires notice to, the consent of, or any other action by, the CRI Stockholder, for


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

such purposes only, the CRI Stockholder shall be deemed to be each of George O'Leary and Richard Rettstadt or their respective designees.

                  "Demand Holders" shall mean the Crest Group, Jackson, BancBoston, Prudential, GECC and PNC.

                  "DTJ/CEEJ Director" shall have the meaning set forth in
Section 2.01.

                  "DTJ LLC" shall have the meaning set forth in the third WHEREAS clause.

                  "Excalibur Stockholder" shall mean Konrad Eric Poth or any Affiliate of Konrad Eric Poth

                  "Exempt Stockholders" shall mean each of BancBoston, Prudential, RFM CRI LLC, Robert DiBetta and David Raponi.

                  "Exercise Notice" shall have the meaning set forth in Section
3.02 hereof.

                  "Family Group" shall mean such Stockholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of a Stockholder and/or such Stockholder's spouse and/or descendants.

                  "GECC" shall mean General Electric Capital Corporation.

                  "Holder" shall mean any holder of Registrable Securities.

                  "HSR Act" shall have the meaning set forth in Section 3.02(c).

                  "Jackson" shall mean Jackson National Life Insurance Company and its Affiliates, including, without limitation, Old Hickory Fund I, LLC.

                  "Marketable Securities" shall mean securities which are traded on a national securities exchange in the United States or reported through the National Association of Securities Dealers, Inc. Automated Quotation System, National Market System and which are not subject to any material restrictions on transfer as a result of applicable contract provisions or the provisions of the Securities Act of 1933, as amended, or regulations thereunder other than the volume and method-of-sale restrictions of Rule 144 promulgated thereunder or any successor thereto.

                  "Non-Marketable Securities" shall mean any securities that are not Marketable Securities.

                  "Offer Period" shall have the meaning set forth in Section
3.05 herein.


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

                  "Offer to Sell" shall have the meaning set forth in Section
3.05 herein.

                  "Offering Stockholder" shall mean any Stockholder other than those Stockholders referenced in the parenthetical in the first sentence of
Section 3.02(a).

                  "Percentage in Interest" shall mean with respect to any holder of Capital Stock, the ratio of number of shares of Capital Stock (on a fully diluted basis) beneficially owned by such holder to the total amount of shares of Capital Stock outstanding (on a fully diluted basis).

                  "Permitted Transferees" shall have the meaning set forth in
Section 3.04 hereof.

                  "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "PNC" shall mean PNC Capital Corp. and Wood Street Partners,
II.

                  "Priority Holders" shall mean the Crest Group, Jackson, BancBoston, the RTK Stockholder, the CRI Stockholder, Prudential, RFM CRI LLC, the Telecrafter Stockholder, GECC and PNC.

                  "Proposed Securities" shall have the meaning set forth in
Section 4.01(a).

                  "Proposing Shareholders" shall have the meaning set forth in
Section 3.03.

                  "Prudential" shall mean Roman Arch Fund, L.P. and Roman Arch Fund II, L.P.

                  "Purchase Agreement" shall have the meaning set forth in the first WHEREAS clause.

                  "Qualified Public Offering" shall mean the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement covering the offer and sale of Common Stock to the public at an aggregate offering price of not less than $35,000,000 and at an offering price per share equal to or greater than the Threshold Price in which the shares will be listed on a recognized national securities exchange.

                  "Registrable Securities" shall mean at any time (i) the Common Stock held by any Stockholder, (ii) Common Stock into which or for which any equity security of the Company held by any Stockholder may be converted or exercised and (iii) any Common Stock issued as a dividend or distribution with respect to, or in exchange for or in replacement of, any Common Stock or such other equity security; provided, that any Common Stock sold to the public under a registration statement filed with the Securities and Exchange Commission or pursuant to Rule 144 shall not be deemed Registrable Securities.


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

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Sections 5.01, 5.02 and 5.03 hereof, including, without limitation, all Securities and Exchange Commission, NASD and stock exchange or NASDAQ registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in any public offering on each securities exchange or national market system on which such securities are to be so listed and, following such public offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and fees and expenses of one counsel for those Holders requesting registration (but not including any underwriting discounts or commission or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities other than the Company).

                  "RTK Director" shall have the meaning set forth in Section
2.01 hereof.

                  "RTK Stockholder" shall have the meaning set forth in Section 2.01(c). To the extent this Agreement requires notice to, the consent of, or any other action by, the RTK Stockholder, for such purposes only, the RTK Stockholder shall be deemed to be Roy Tartaglia while he holds any shares of Capital Stock, and to the extent Roy Tartaglia does not hold any shares of Capital Stock, Richard A. Thomas or any Affiliate appointed by Roy Tartaglia or Richard Thomas as the case may be.

                  "Sale Notice" shall have the meaning set forth in Section
3.06 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Shareholder" shall have the meaning set forth in
Section 3.05 hereof.

                  "Shareholder Securities" shall have the meaning set forth in
Section 3.02 hereof.

                  "Stockholder" shall have the meaning set forth in the preamble hereto.


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

                  "Subsidiary" shall mean any Person of which the Company, directly or indirectly, owns 50% or more of the outstanding voting securities or has the power to elect or designate a majority of the board of directors (or similar governing body) or otherwise controls.

                  "Tag-Along Offer" shall have the meaning set forth in Section
3.06 hereof.

                  "TeleCore Stockholder" shall mean John M. Clarey, Christy Clarey and/or Palomar Ventures I, L.P. or any Affiliate of John M. Clarey, Christy Clarey or Palomar Ventures I, L.P.

                  "Telecrafter Director" shall have the meaning set forth in
Section 2.01 hereof.

                  "Telecrafter Stockholder" shall have the meaning set forth in
Section 2.01(e). To the extent this Agreement requires notice to, the consent of, or any other action by, the Telecrafter Stockholder, for such purposes only, the Telecrafter Stockholder shall be deemed to be Bruce A. Nassau while he holds any shares of Capital Stock, and to the extent Bruce A. Nassau does not hold any shares of Capital Stock, Lurie Nassau or any Affiliate appointed by Bruce A. Nassau or Lurie Nassau as the case may be.

                  "Third Party Buyer" shall have the meaning set forth in
Section 3.02 hereof.

                  "Threshold Price" shall mean an amount equal to $4.00 prior to the second anniversary of the date hereof and $5.00 thereafter, subject to adjustment for any subdivision of the outstanding shares of Common Stock into a greater number of shares or a combination of outstanding shares of Common Stock into a smaller number of shares.

                  "Transfer Notice" shall have the meaning set forth in Section
3.02 hereof.

                  "Transfer Shares" shall have the meaning set forth in Section
3.05 hereof.


                                   ARTICLE II

                                VOTING AGREEMENT

         Section 2.01   Board of Directors of the Company.

                  (a) The Company's Board of Directors shall, as of the effectiveness of this Agreement, consist of up to seven directors. The Company will not increase the size of the Board of Directors of the Company without the consent of the Crest Group.

                  (b) So long as the Crest Group continues to hold in the aggregate 5% or more of the total outstanding shares of Capital Stock, each Stockholder, other than the Exempt Stockholders,


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

agrees to vote all shares of Capital Stock as to which it has voting rights for the election of three directors designated by Crest (the "Crest Directors").

                  (c) So long as Roy Tartaglia and/or Richard Thomas or any Affiliate of Roy Tartaglia and/or Richard Thomas (collectively, the "RTK Stockholder") continue to hold in the aggregate 5% or more of the total outstanding shares of Capital Stock, each Stockholder, other than the Exempt Stockholders, agrees to vote all shares of Capital Stock as to which it has voting rights for the election of one director designated by the RTK Stockholder (the "RTK Director").

                  (d) So long as George O'Leary (or DTJ LLC) and Richard Rettstadt (or CEEJ LLC) (collectively, the "CRI Stockholder") continue to hold in the aggregate 5% or more of the total outstanding shares of Capital Stock, each Stockholder, other than the Exempt Stockholders, agrees to vote all shares of Capital Stock as to which it has voting rights for the election of one director designated by the CRI Stockholder (the "DTJ/CEEJ Director").

                  (e) So long as Bruce A. Nassau and/or Lurie Nassau or any Affiliate of Bruce A. Nassau and/or Lurie Nassau (collectively, the "Telecrafter Stockholder") continue to hold in the aggregate 5% or more of the total outstanding shares of Capital Stock, each Stockholder, other than the Exempt Stockholders, agrees to vote all shares of Capital Stock as to which it has voting rights for the election of one director designated by the Telecrafter Stockholder (the "Telecrafter Director").

                  (f) Each Stockholder, other than the Exempt Stockholders, agrees to vote all shares of Capital Stock as to which it has voting rights for the election of the President of the Company as a director of the Company.

                  (g) The Company and each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the Capital Stock owned by such Stockholder or by any affiliate of such Stockholder, either in person or by proxy, to be cast in accordance with the provisions of this
Article II.

                  (h) The officers of the Company will be selected by a decision of the Board of Directors of the Company, provided however that the Crest Directors may remove any such officer for Cause.

                  (i) Each Stockholder, other than the Exempt Stockholders, as a shareholder of the Company further agrees to vote all the Capital Stock with respect to which it has voting rights, and to cause all persons designated by it to vote, in favor of removal from the Board of Directors, upon written notice by Crest, the RTK Stockholder or the CRI Stockholder or the Telecrafter Stockholder, of the person or persons designated to the Board of Directors by such Person or Persons giving notice of removal, and to elect to the unexpired term of each director so removed another person designated by such Person or Persons. Each Stockholder, other than the Exempt Stockholders, further agrees to cooperate fully with Crest, the RTK Stockholder, the CRI


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

Stockholder or the Telecrafter Stockholder, in connection with the voting of its shares of Capital Stock, the execution of written consents, the calling of meetings and other stockholder matters, as contemplated by this Section 2.01.

                  (j) If any director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the replacement of such director on the Board of Directors of the Company will be elected in accordance with the procedures described in (b),
(c), (d), (e), (f), (g) and (i) above.

                  (k) Each Stockholder, other than the Exempt Stockholders, further agrees to take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company agrees to take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the Crest Directors, the RTK Director, the DTJ/CEEJ Director and the Telecrafter Director are elected to the Board of Directors.

                  (l) The Company hereby agrees that the Company will pay the reasonable travel and out of pocket expenses of the Directors.

                  (m) The Company agrees to nominate and elect the members of the Board of Directors of any Subsidiary of the Company as directed by the Board of Directors of the Company.

                  (n) The Company agrees to establish audit and compensation committees promptly following the Closing Date with such duties and obligations as set forth in the by-laws of the Company.

                  (o) The Company agrees to designate at least one Crest Director to serve on any executive committee of the Board of Directors or any committee performing similar functions and if such person is removed, to elect another member designated by Crest.

                  (p) Each Stockholder agrees not to and not to permit any Affiliate to grant any proxy or enter into or be bound by any voting trust with respect to its Capital Stock, or enter into any stockholder arrangements of any kind with any person with respect to its Capital Stock, in any such case in a manner that is inconsistent with the provisions of this Agreement.

                  (q) Jackson shall be entitled to designate up to two observers, each of PNC, GECC and BancBoston shall be entitled to designate up to one observer and the CRI Stockholder shall be entitled to designate up to one observer to attend meetings of the Boards of Directors of the Company and its Subsidiaries, which observers shall be reasonably acceptable to the Company.


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

         Section 2.02 Approval of the Crest Group. Without the prior written approval of the Crest Group, neither the Company nor any Subsidiary shall make any material decisions to take any material action relating to the business and affairs of the Company or any Subsidiary, including, but not limited to, any decision to:

                           (i) authorize or issue any shares of stock of any class except in connection with certain options to purchase stock reserved for employees under a stock option plan approved by the Board of Directors;

                           (ii) issue bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Company or any Subsidiary (except as set forth in clause (i) above with respect to options);

                           (iii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) except for repurchases of Common Stock from employees of the Company and its subsidiaries upon termination of employment pursuant to arrangements approved by all of the members of the Board of Directors;

                           (iv) increase the number of shares of Common Stock issuable pursuant to stock option plans or stock ownership plans above 8% of the number of shares of Common Stock outstanding on or immediately after the Closing Date (as such number is proportionately adjusted for stock splits, combinations and dividends affecting the Common Stock and including all such employee stock options or other purchase rights outstanding on or immediately after the Closing Date) or otherwise amend or modify any stock option plan or employee stock ownership plan as in existence on or immediately after the Closing Date;

                           (v) incur, refinance, guarantee or assume any indebtedness (other than in the ordinary course of the Company's business in amounts less than $100,000);

                           (vi) declare any dividend or authorize any purchase or repurchase of stock (other than as permitted in clause
                  (iii) above);

                           (vii) hire or terminate any members of the Company's senior management;

                           (viii) own, actively manage or operate any business
                  other than the business of providing communication services on an outsourced basis and related activities;

                           (ix) issue any option, warrant, put or call or other arrangement of any kind to purchase or otherwise receive from the Company or any Subsidiary any equity interest, except as set forth in clause (i) above;


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

                           (x) complete an initial public offering or sell all of or substantially all of its assets;

                           (xi) approve or change compensation to any member of senior management;

                           (xii) enter into any contract for obligations in total in excess of $100,000, or any contract for employment in excess of $75,000;

                           (xiii) acquire or dispose of, in one or more transactions, assets having a fair market value in excess of $100,000 or in exchange for consideration valued in excess or $100,000 (including assumed indebtedness);

                           (xiv) enter into, amend, modify or terminate any material agreement outside the ordinary course of business;

                           (xv) adopt, amend, modify in any material respect or terminate any employee benefit plan or collective bargaining agreement or contract with any union;

                           (xvi) initiate any litigation or undertake any course of defense in connection with any litigation brought against the Company or any of its Subsidiaries, or settle any claim, litigation or insurance claim if the amount exceeds $50,000;

                           (xvii) enter into any transaction with Affiliates on terms that are less favorable than those that can be obtained from an independent third party in an arm's length transaction;

                           (xviii) file or commence a case, proceeding or other
                  action under any law relating to bankruptcy, insolvency or relief of debtors or seek an appointment of a receiver, trustee, custodian or any similar person for the Company; or

                           (xix) engage or dismiss any certified public accountants or legal counsel on behalf of the Company or any of its Subsidiaries.

                  Section 2.03 Actions Consistent with Agreement. The Company shall not take any action inconsistent with the provisions of this Agreement.

                                  ARTICLE III

                 RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS

         Section 3.01 Restrictions on Transfers Generally. Subject to the provisions of Section 3.09 hereof, each Stockholder hereby agrees that such Stockholder shall not, and shall not permit any Affiliate to, directly or indirectly transfer, sell or otherwise dispose of any shares of Capital Stock other than pursuant to Sections 3.02, 3.03, 3.04, 3.05 and 3.06 and otherwise in accordance with the terms hereof. Subject to the provisions of Section 3.09 hereof, each party hereto agrees not to pledge, mortgage, hypothecate or otherwise encumber any shares of Capital Stock.

         Section 3.02   Right of First Offer.

                  (a) At any time prior to a Qualified Public Offering, if an Offering Stockholder (excluding the Crest Group, Jackson, BancBoston, Prudential, RFM CRI LLC, GECC and PNC for purposes of this Section 3.02) desires to transfer or sell any Capital Stock held by it (the "Shareholder Securities") to a third party that is not a Permitted Transferee (a "Third Party Buyer"), the Offering Stockholder shall give written notice (the "Transfer Notice") to Crest and the Company, which Transfer Notice shall state the number of Shareholder Securities such Offering Stockholder proposes to transfer. Crest and any member of the Crest Group, Jackson, BancBoston, Prudential, RFM CRI LLC, GECC and PNC may transfer or sell any Capital Stock held by it without being subject to the restrictions of this Section 3.02.

                  (b) Crest shall have the first irrevocable and exclusive option, but not the obligation, to purchase the Shareholder Securities. The option to purchase the offered Shareholder Securities shall be exercisable by Crest with respect to all or a portion of such Shareholder Securities by delivery of a written notice of exercise (the "Exercise Notice") to the Offering Stockholder and the Company within 30 days after receipt of the Transfer Notice. Such Exercise Notice shall set forth the price and the terms and conditions on which Crest would be willing to purchase all or a portion of such Shareholder Securities and the amount of Shareholder Securities offered to be purchased. Crest shall deliver a copy of its Exercise Notice to the Company, although failure to do so will not invalidate the delivery of the Exercise Notice to the Offering Stockholder. In the event that the Offering Stockholder accepts the price set forth in the Exercise Notice, then Crest shall be required to purchase the number of Shareholder Securities specified in the Exercise Notice. In the event that (i) Crest offers to purchase less than all of the offered Shareholder Securities or (ii) the Offering Stockholder does not accept the price set forth in Crest's Exercise Notice, then such Offering Stockholder shall offer to sell all the Shareholder Securities (or any remaining Shareholder Securities not purchased by Crest) to the Company for a purchase price not lower than that set forth in Crest's Exercise Notice and on terms and conditions taken as a whole no more favorable to the Company than those set forth in Crest's Exercise Notice. The Company shall have the irrevocable option, but not the obligation, to purchase all (but not less than all) of the Shareholder Securities which Crest failed to offer to purchase. The option to purchase the offered Shareholder Securities shall be exercisable by the Company with respect to such Shareholder Securities by delivery of an

Exercise Notice to the Offering Stockholder no later than 14 days following delivery of the Exercise Notice by Crest to the Offering Stockholder and the Company but in no event more than 45 days after receipt by the Company of the Transfer Notice. Such Exercise Notice shall set forth the price and the terms and conditions on which the Company would be willing to purchase all or a portion of such Shareholder Securities and the amount of Shareholder Securities to be purchased. In the event that the Offering Stockholder accepts the price specified in the Company's Exercise Notice, then the Company shall be required to purchase the number of Shareholder Securities specified in the Company's Exercise Notice.

                  In the event that (i) Crest and the Company together offer to purchase less than all of the offered Shareholder Securities or (ii) the Offering Stockholder does not accept the price set forth in Crest's or the Company's Exercise Notice, then such Offering Stockholder shall be permitted to sell all, but not less than all, of the offered Shareholder Securities (or any remaining Shareholder Securities not purchased by Crest or the Company) to a Third Party Buyer for a purchase price not lower than the greater of the purchase prices set forth in either Crest's Exercise Notice or the Company's Exercise Notice and on terms and conditions taken as a whole no more favorable to such Third Party Buyer than the most favorable terms and conditions set forth in Crest's Exercise Notice and the Company's Exercise Notice; provided that, in the case where the purchase price set forth in Crest's Exercise Notice is higher than that set forth in the Company's Exercise Notice, Crest has offered to purchase at least 25% of the Shareholder Securities proposed to be transferred.

                  (c) The closing of any purchase of Shareholder Securities by Crest or the Company (as the case may be) under this Section 3.02 shall be held at such place as the Offering Stockholder and Crest or the Company (as the case may be) shall agree upon on the 15th day following delivery of the relevant Exercise Notice or such other date as shall be mutually agreeable to the parties (or such later time as may be necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act, as amended ("HSR Act"), and other applicable laws).

                  (d) If Crest and the Company do not collectively wish to purchase all of the offered Shareholder Securities, fail to consummate such purchase within such period, or fail to deliver an Exercise Notice within the period specified in Section 3.02(b) hereof, the Offering Stockholder may transfer to the Third Party Buyer, subject to the provisions of this Agreement, all but not less than all, of the offered Shareholder Securities; provided, however, that (x) such transfer is bona fide and made before the later of 120 days from the date of the Transfer Notice and the date which is five days after the expiration or waiver of any applicable waiting period to such transfer pursuant to the HSR Act and (y) prior to such transfer the Third Party Buyer shall agree in writing, in a form reasonably satisfactory to the Company, to be bound by the terms of this Agreement (as a Stockholder), including the provisions of Section 3.08, and that the Shareholder Securities held by it shall be subject to the terms of this Agreement. If such sale is not consummated within the period described in clause (x) of the proviso in the preceding sentence, the restrictions provided for in this Section 3.02(d) shall again become effective, and no transfer of such Shareholder Securities may be made thereafter without again offering the same, first to Crest, and then to the Company, in accordance with the terms and conditions of this Agreement.

                  (e) Crest may assign any of its rights under this Section
3.02 to a third party by providing written notice to the Company. To the extent Crest assigns to any third party all or a portion of its rights under this
Section 3.02, any notices to be sent to Crest under this Section 3.02 shall also be delivered to such assignee(s).

         Section 3.03 Drag Along and Forced Sale. If at any time prior to a Qualified Public Offering holders of at least 51% of the Capital Stock or the Crest Group (so long as it shall continue to own 50% of the Capital Stock held by it as of the date of this Agreement) ("Proposing Shareholders") propose to transfer in a bona fide arm's length sale all of the shares of Capital Stock held by such Proposing Shareholders to a Third Party Buyer (not a Permitted Transferee), the Proposing Shareholders shall have the right to require each Stockholder to sell all of the shares of Capital Stock held by each such Stockholder to such Buyer for the same consideration as proposed to be paid to the Proposing Shareholders and at the same price and on the same terms and conditions as apply to such other shares of stock of the Company being purchased by the Third Party Buyer following notice provided to each other Stockholder in writing at least 20 days prior to the date set for consummation of such sale (a "Drag Along"); provided that Jackson, BancBoston, Prudential, PNC, GECC and RFM CRI LLC shall not be required to accept Non-Marketable Securities. Such notice shall contain the price and other material terms of the proposed sale and the proposed date of the closing.

                  The Crest Group (so long as it shall continue to own 50% of the Capital Stock held by it as of the date of this Agreement) may at any time request that the Company conduct a Forced Sale (as defined below). Upon receipt of notice from the Crest Group, the Company shall use its reasonable efforts to sell its assets at fair market price (a "Forced Sale"), including by retaining a qualified investment banking firm to be chosen by such holders and by conducting an auction of its assets within 6 months following such request, for an amount that would yield proceeds such that the holders of Capital Stock would receive an amount per share not less than the amount specified in any such notice from the Crest Group.

The obligations of the Stockholders pursuant to this Section 3.03 are subject to the satisfaction of the following conditions:

                           (i) if any Stockholders of a class or series are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option;

                           (ii) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag Along or the Forced Sale (a "Sale") and no Stockholder shall be obligated to pay more that its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Stockholder for its sole benefit will not be considered costs of the transaction hereunder), provided that a Stockholder's liability for such expenses shall be capped at the total purchase price received by such Stockholder for its shares of the capital stock of the Company; and

                           (iii) In the event that the Stockholders are required to provide any representations or indemnities in connection with the Sale (other than representations and indemnities concerning each Stockholder's valid ownership of its capital stock in the Company, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Stockholder's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement), then each Stockholder shall not be liable, if at all, for more than its pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Stockholder for its securities.

         Section 3.04   Transfer to Affiliates. Subject to the provisions of
Section 3.08, Crest may transfer its shares of Capital Stock to any Crest Investor and a Stockholder may transfer its shares of Capital Stock to an Affiliate of such Stockholder (a "Permitted Transferee"); provided that such Stockholder shall not transfer control of any such Affiliate to a person which is not an Affiliate of such Stockholder without first reacquiring such shares of Capital Stock; and provided, further, that the Permitted Transferee of a Stockholder (other than any Crest Investor) may only transfer its shares of Capital Stock to the transferor Stockholder from whom such Permitted Transferee received such shares of Capital Stock or any of such transferor's Permitted Transferees or otherwise in accordance with the terms hereof.

         Section 3.05   Right of First Refusal.

                  (a) Subject to the provisions of this Section 3.05, each Stockholder (in the context of this Section 3.05, a "Selling Shareholder") hereby grants to the Crest Group the right of first refusal to purchase all or any portion of the shares of Capital Stock held by a Selling Shareholder which such Selling Shareholder may from time to time propose to transfer or sell to a third party; provided, however, that such right shall not apply to a transfer or sale to a Permitted Transferee pursuant to Section 3.04. Prior to making any transfer or sale of any shares of Capital Stock to a third party, the Selling Shareholder must give written notice to the Crest Group, specifying (i) the number of shares of Capital Stock that such Selling Shareholder desires to transfer or sell (the "Transfer Shares"), (ii) the proposed method of transfer or sale, (iii) the identity of the prospective transferee, and (iv) the terms of such offer (including the price) made by the prospective transferee or to the prospective transferee and accepted by such prospective transferee with which there is a proposed sale; provided, that Jackson shall not be required to include information with respect to items (iii) and (iv) in such notice, provided, further, that any such notice from Jackson shall contain the proposed transfer price. Such notice shall constitute an irrevocable offer to sell such Transfer

Shares to the Crest Group for cash at a price and on the terms specified in the notice (the "Offer to Sell").

                  (b) Upon receipt of an Offer to Sell from the Selling Shareholder, the Crest Group shall have a period of twenty (20) days (the "Offer Period") within which to submit a written acceptance (an "Acceptance") to the Selling Shareholder to purchase all or any portion of the Transfer Shares; provided that with respect to Jackson, BancBoston, Prudential, PNC, GECC and RFM CRI LLC only, the Crest Group may purchase all or none of such Transfer Shares; and provided, further, that with respect to any other Selling Shareholder who offers to sell less than 500,000 Transfer Shares, the Crest Group may purchase all or none of such Transfer Shares only. The election by the Crest Group to purchase the Transfer Shares shall be irrevocable and binding on the Selling Shareholder and the Crest Group, and the parties shall be bound to consummate the transaction in accordance with the Offer to Sell not more than fifteen (15) days after the submission of the Acceptance.

                  (c) If the Crest Group does not issue an Acceptance during the Offer Period or the Acceptance is for less than all of the Transfer Shares, the Selling Shareholder shall be free to transfer all of the Transfer Shares or any portion not specified in the Acceptance at a price and on terms no less favorable to the Selling Shareholder than those specified in the Offer to Sell. If the Selling Shareholder does not transfer all of the Transfer Shares within 180 days following the expiration of the Offer Period, the Selling Shareholder shall not transfer any of the Transfer Shares without again complying with the provisions of this Section 3.05.

         Section 3.06   Tag Along.

                  (a) If at any time prior to a Qualified Public Offering, Crest desires to transfer to any Third Party Buyer (other than in a sale pursuant to a registered public offering) five percent (5%) or more of its Shareholder Securities (in the aggregate), Crest shall afford each of Jackson, BancBoston, Prudential, PNC, GECC and RFM CRI LLC the opportunity to sell, in the same transaction contemplated between Crest and the Third Party Buyer, for the same consideration and the same price and on the same terms, the same percentage of the shares owned by Jackson, BancBoston, Prudential, PNC, GECC and RFM CRI LLC as applicable, as the Shareholder Securities represent with respect to the shares of Capital Stock owned by Crest (the "Tag-Along Offer"); provided that for purposes of this Section 3.06, a Third Party Buyer shall not include a successor fund of Crest with respect to a sale of Shareholder Securities thereto.

                  (b) Written notice (the "Sale Notice") of the Tag-Along Offer shall be sent to Jackson, BancBoston, Prudential, PNC, GECC, RFM CRI LLC and the Company. Such Sale Notice shall state (i) Crest's intention to transfer all the offered Shareholder Securities to the Third Party Buyer, (ii) the name and address of the proposed Third Party Buyer, (iii) the offered purchase price per share of Common Stock to be transferred, expressed solely as a dollar amount, the manner of payment thereof and a statement that the price will be payable wholly in cash and/or marketable securities and (iv) any additional consideration being paid to Crest and its Affiliates. If Jackson,

BancBoston, Prudential, RFM CRI LLC, GECC or PNC, as applicable, desires to participate in such Tag-Along sale, it shall, within 15 business days of the date of delivery of the Sale Notice, notify Crest of its election to sell shares of Capital Stock pursuant to the provisions of this Section 3.06. The failure by Jackson, BancBoston, Prudential, RFM CRI LLC, GECC or PNC, as applicable, to deliver a notice pursuant to this Section shall be deemed an election by such holder not to sell any shares of Capital Stock owned by it and Crest may transfer its Capital Stock to the Third Party Buyer in accordance with the terms of the Sale Notice so long as such transfer occurs prior to 120 days after the date the Sale Notice was received by Jackson, BancBoston, Prudential, PNC, GECC or RFM CRI LLC as applicable.

         Section 3.07 Restrictive Legends. Each share of Capital Stock shall bear a legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be sold, transferred, pledged or disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The transfer of such securities is subject to the restrictions set forth in that certain Amended and Restated Stockholders Agreement, dated as of May 24, 2000 among ViaSource Communications, Inc. and certain Stockholders, copies of which are available for inspection at the offices of ViaSource Communications, Inc., and such securities may be transferred only in compliance with the terms and conditions of said Stockholders Agreement.

         Section 3.08 Transferees Subject to Agreement. Any transferee of any shares of Capital Stock shall, as a condition of the consummation of such transfer, agree to be subject to this Agreement.

         Section 3.09   Expiration of Restrictions. All restrictions imposed by
Article III hereof upon the transferability of Capital Stock shall cease and terminate (a) as to any particular share of Capital Stock, when such share has been sold pursuant to Rule 144 or shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such share or (b) upon the consummation of a Qualified Public Offering. Whenever such restrictions shall terminate as to any Capital Stock, the holder thereof shall be entitled to receive from the Company without expense a new certificate or certificates representing such securities not bearing the legend set forth in Section 3.07 hereof.

                                   ARTICLE IV

                          RIGHT TO ACQUIRE SECURITIES

         Section 4.01 Right to Acquire Securities. If at any time prior to the completion of a Qualified Public Offering, the Company proposes to issue in any offering other than a public offering registered with the Securities and Exchange Commission equity securities of any kind, including the exercise or conversion of any equity security (the term "equity securities" including for these purposes any common stock, warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, the Company shall:

                  (a) give written notice to each Stockholder setting forth in reasonable detail (i) the designation and all of the terms and provisions of the equity securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity;
(ii) the price and other terms of the proposed sale of such securities; (iii) the amount of such securities proposed to be issued; and (iv) such other information as may be reasonably required or requested by any holder(s) in the aggregate of 5% or more of the Capital Stock, in order to evaluate the proposed issuance; and

                  (b) offer to issue to each such Stockholder its pro rata share of the Proposed Securities based on its Percentage in Interest;

provided, however, that no such right shall apply, and the Company shall have no obligation to comply with clauses (a) and (b) above, in connection with (i) the issuance of any shares of Common Stock upon the exercise of options granted under any employee or director stock option plan of the Company and approved by the Board of Directors, (ii) the issuance of warrants, options or other rights pursuant to employee or director stock option or stock ownership plans approved by the Crest Group and the Company in accordance with the terms hereof, (iii) the issuance of any shares of Common Stock issued by the Company in connection with the acquisition of any business, including without limitation, the issuance of 5,000,000 shares of Common Stock to GECC and PNC in connection with the acquisition of the assets of Telecrafter Services Corporation or any merger approved by the Board of Directors as part of the merger consideration, (iv) the issuance of any shares of Common Stock in connection with or at any time after the consummation of a Qualified Public Offering, (v) the issuance of any shares of Capital Stock to Crest as a warrant which is exercisable into less than 1% of the outstanding Capital Stock on a cumulative basis (subject to standard anti-dilution adjustments) and the exercise of such warrant, (vi) the issuance of warrants to any lender in connection with any financing entered into by the Company, such warrants not to exceed 5% of the outstanding shares of Common Stock immediately prior to such issuance, (vii) the issuance of shares of Common Stock or options to purchase shares of Common Stock to certain key employees or sellers in connection with any acquisition or merger, such shares or options not to exceed 4% of the outstanding shares of Common Stock at any point in time (but at no point for more than 2.2 million shares (as adjusted for any stock split, reverse stock split or other similar reorganization)) and (viii) the issuance of any equity securities upon conversion or exercise of equity securities issued or permitted to be issued pursuant to clauses (i) through (viii) of this Section 4.01; provided, that the aggregate amount of shares issued pursuant to clauses (i) and (ii) above shall not exceed 8% of the outstanding shares of Common Stock at any point in time (but at no point more than 4.4 million shares (as adjusted for any stock split, reverse stock split or other similar reorganization)), and provided that clause
(iii) shall not apply to any shares issued as an advisory fee.

                  In the event a Stockholder does not purchase all or any of its pro rata portion of the Proposed Securities, the remaining Stockholders shall have the right to purchase such unpurchased Proposed Securities or respective pro rata portion until no other Stockholder desires to purchase any more Proposed Securities.

                  Each such Stockholder that wishes to exercise its purchase rights hereunder shall deliver a written notice to the Company within 15 business days after its receipt of the notice specified in Section 4.1(a) from the Company stating the quantity of its pro rata share of Proposed Securities it wishes to purchase and specifying the aggregate number of shares of Proposed Securities, if any, in addition to its pro rata portion, which such Stockholder desires to purchase in the event there is an aggregate undersubscription for all Proposed Securities.

                  Upon the expiration of such 15 day period, the Company will be free to sell Proposed Securities that such Stockholders have not elected to purchase during the 90 days following such expiration on terms and conditions (considered as a whole) no more favorable to the purchasers thereof than those offered to such Stockholders. Any Proposed Securities offered or sold by the Company after such 90 day period must be re-offered to such Stockholders pursuant to this Section 4.01. The election by any such Stockholder not to exercise its subscription rights under this Section 4.01 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving such Stockholders the rights described in this Section 4.01 shall be void and of no force and effect, and the Company shall cause any correction required to be effected.

                  For purposes of this Article IV, the pro rata share of the Proposed Securities (as defined above) offered to and not purchased by Crest, Jackson, Prudential, RFM CRI LLC, GECC or PNC, as the case may be, may be purchased by any Affiliate or any Permitted Transferee thereof, or by any Crest Investor with respect to Crest's portion.

                                   ARTICLE V

                              REGISTRATION RIGHTS

         Section 5.01   Demand Registration.

                  (a) At any time (i) upon the written request of the Crest Group (the "Exclusive Demand Right") or, if a Qualified Public Offering shall not have occurred within four years of the date hereof, upon the written request of Jackson at any time thereafter and (ii) following the earlier of (A) the consummation of a registration of Registrable Securities in connection with the Exclusive Demand Right and (B) 6 months following the expiration of any lockup period imposed by the underwriter(s) in connection with a Qualified Public Offering, upon the written request of Jackson, BancBoston, the RTK Stockholder, the CRI Stockholder, the Telecrafter Stockholder, the TeleCore Stockholder, the Excalibur Stockholder, PNC or, following exercise of its warrants dated as of September 7, 1999 and assuming it has not sold any of its shares of capital stock, GECC (each, with the Crest Group, an "Initiating Holder"), the Company shall use its best efforts to effect the registration of all or part of such Initiating Holder's Registrable Securities under the Securities Act as described below. Such request shall state the intended method of disposition by such holders of the Registrable Securities and the Company will promptly give written notice of such requested registration to all holders of Registrable Securities. The Company will use its best efforts to effect such registration of (i) the Registrable Securities which the Company has been so requested to register for disposition in accordance with the intended method of disposition stated in such request, and (ii) all other Registrable Securities the holders of which shall have, within 30 days after the receipt of such written notice from the Company, made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof, all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) by all such holders of the Registrable Securities so to be registered; provided, that, the RTK Stockholder, the CRI Stockholder, Jackson, BancBoston, the Telecrafter Stockholder, the TeleCore Stockholder, the Excalibur Stockholder, PNC and GECC shall be entitled to no more than one such demand request each; provided, further, that such Initiating Holder shall not be deemed to have made a demand request (including the Exclusive Demand Right) unless a registration statement shall have become effective with respect to at least 65% of the shares requested to be included therein by such Initiating Holder. The Company, after consultation with the holders requesting any registration pursuant to this paragraph, shall select the underwriter or underwriters of recognized standing to be used in connection with any public offering of securities registered pursuant to this paragraph; provided, however, that so long as Crest Group shall continue to hold in the aggregate 5% or more of the total outstanding shares of Capital Stock, Crest Group shall have the right, in its sole discretion, to approve of any underwriter, which approval shall not be unreasonably withheld.

                  (b) If a requested registration pursuant to this Section 5.01 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holder, the Company will exclude from such registration, to the extent of the number of securities which the Company is so advised cannot be sold in such offering, first, the Registrable Securities requested to be registered for the account of any Person (including the Company) other than (i) the Demand Holders and (ii) when it is the Initiating Holder, the RTK Stockholder, the CRI Stockholder, the Telecrafter Stockholder, the TeleCore Stockholder or the Excalibur Stockholder as the case may be, and second, on a pro rata basis in accordance with the fully diluted Common Stock held, the securities requested to be registered by
(x) the Demand Holders and (y), when it is the Initiating Holder, the RTK Stockholder, the CRI Stockholder or the Telecrafter Stockholder, the TeleCore Stockholder or the Excalibur Stockholder as the case may be; provided that with respect to any registration of Registrable Securities pursuant to this Section
5.01 following the registration by the Crest Group of 75% of its Registrable Securities (measured as of the date of this Agreement) or pursuant to which registration, the Crest Group will have registered more than 75% of its Registrable Securities (any Registrable Securities remaining following the registration by the Crest Group of 75% of its Registrable Securities (measured as of the date of this Agreement) other than when either the RTK Stockholder, the CRI Stockholder, the Telecrafter Stockholder, the TeleCore Stockholder or the Excalibur Stockholder is the Initiating Holder, the "Non-Crest Registrable Securities"), the Company will exclude from such registration, to the extent of the Non-Crest Registrable Securities which the Company is so advised cannot be sold in such offering, first, the Non-Crest Registrable Securities requested to be registered for the account of any Person (including the Company) other than the Priority Holders, and second, on a pro rata basis in accordance with the fully diluted Common Stock held by them, the Non-Crest Registrable Securities requested to be registered by the Priority Holders. Any holder of Registrable Securities to be included in any registration pursuant to Section 5.01 by written notice to the Company within 20 days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to this Section 5.01(b) may rescind its request for registration of any Registrable Securities held by it with respect to all or any part of such Registrable Securities. In addition to such underwriter cut backs, any such registration will be subject to any conditions that might be imposed by the managing underwriter of the underwritten offering.

                  (c) A registration statement requested pursuant to this
Section 5.01 shall not be deemed to have been effected if (i) the registration does not remain effective for a period of at least 120 days or such earlier time as the underwriter allows and all the Registrable Securities requested to be registered in connection therewith were not sold, (ii) the Initiating Holder withdraws its request for registration in its entirety pursuant to Section 5.01, (iii) a registration with respect therewith has not become effective, provided that if such registration statement does not become effective following its filing by the Company solely by reason of the refusal to proceed of the Initiating Holder, it shall be deemed to have been effected unless the Initiating Holder shall have elected to pay all registration expenses in connection with such registration or (iv) if within 120 days after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason.

         Section 5.02   Piggy-Back Registration.

                  (a) If the Company at any time proposes to register any of its equity securities (other than securities issued with respect to any acquisition or any employee stock option, stock purchase, or similar plan or any other securities to be registered pursuant to a special purpose registration) under the Securities Act on Form S-1, Form S-2, Form S-3 or any other form of general application for sale of securities to the public in an underwritten offering upon which may be registered securities similar to the Registrable Securities, it will each such time at least 30 days prior to the anticipated filing date of such proposed registration statement give written notice to all holders of all Registrable Securities of its intention so to do and, upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by such holders of the Registrable Securities to be so registered, subject to the discretion of the managing underwriter to limit or exclude any of such equity securities from the offering (subject to the same priorities as set forth in Section 5.01(b) hereof) if it determines that the inclusion thereof would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that if any Registrable Securities are to be distributed pursuant to this paragraph through a firm of underwriters to the public and Crest Group shall be participating in such offering it shall have the right, after consultation with the Company, to approve of any underwriter.

                  (b) If a requested registration pursuant to this Section 5.02 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be registered therein, the Company will exclude from such registration, to the extent of the number of securities which the Company is so advised cannot be sold in such offering, first the Registrable Securities requested to be registered for the account of any Person (including the Company) other than the Crest Group, Jackson, BancBoston, Prudential, RFM CRI LLC, GECC and PNC, second, on a pro rata basis in accordance with fully diluted Common Stock held, the Registrable Securities requested to be registered for the account of the Crest Group, Jackson, BancBoston, Prudential, RFM CRI LLC, GECC and PNC and third, those Registrable Securities requested to be registered for the account of the Company; provided that with respect to any registration of Registrable Securities pursuant to this Section 5.02 following the registration by the Crest Group of 75% of its Registrable Securities (measured as of the date of this Agreement) or pursuant to which registration, the Crest Group will have registered more than 75% of its Registrable Securities, the Company will exclude from such registration, to the extent of the number of Non- Crest Registrable Securities which the Company is so advised cannot be sold in such offering, first, the Non-Crest Registrable Securities requested to be registered for the account of any Person (including the Company) other than the Priority Holders, second, on a pro rata basis in accordance with the fully diluted Common Stock held by them, the Non-Crest Registrable Securities requested to be registered by the Priority Holders, and third, those Registrable Securities requested to be registered for the account of the Company. Any holder of Registrable Securities to be included in any registration pursuant to Section 5.02 by written notice to the Company within 20 days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to this Section 5.02(b), may rescind its request for registration of any Registrable Securities held by it with respect to all or any of such Registrable Securities. In addition to such underwriter cutbacks, any such registration will be subject to any commercially reasonable conditions that might be imposed by the managing underwriter of the underwritten offering.

         Section 5.03   Form S-3 Registration.

                  (a) At any time following the one year anniversary of a Qualified Public Offering and when the Company is eligible to register securities on Form S-3, if the Company shall receive from any Holder and Holders of 5% or more of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders the Company will: (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; (ii) as soon as practicable effect such registration and all such qualification and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section
5.03 (A) if Form S-3 is not available for such offering by the Holders; (B) more than two times in any twelve-month period; (C) if the anticipated aggregate price of all shares requested to be included in such registration is not at least $500,000; or (D) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company to the effect that, in the good faith judgment of the Board of Directors, the filing, the offering or the disclosure required thereby would adversely affect a pending or contemplated acquisition, financing or other material transaction of the Company and it is therefore in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing or to block the sale of shares thereunder for a period of not more than 90 days after the date of furnishing such certificate; provided, however, that the Company may not exercise such right more than once in any twelve-month period; and (iii) subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. No registration effected pursuant to this Section 5.03 shall relieve the Company from its obligation to effect any registration pursuant to Section 5.01 or 5.02.

                  (b) If a requested registration pursuant to this Section 5.03 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be registered therein, the Company will exclude from such registration, to the extent of the number of securities which the Company is so advised cannot be sold in such offering, first the Registrable Securities requested to be registered for the account of any Person (including the Company), other than initiating Holder pursuant to this Section
5.03 and second, on a pro rata basis in accordance with fully diluted Common Stock held, the Registrable Securities requested to be registered for the account of such initiating Holder pursuant to this Section 5.03. Any holder of Registrable Securities to be included in any registration pursuant to Section
5.03 by written notice to the Company within 20 days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to this
Section 5.03(b), may rescind its request for registration of any Registrable Securities held by it with respect to all or any of such Registrable Securities. In addition to such underwriter cutbacks, any such registration will be subject to any commercially reasonable conditions that might be imposed by the managing underwriter of the underwritten offering.

         Section 5.04 Registration Expenses. The Registration Expenses in connection with any registration in which Registrable Securities shall be included pursuant to Sections 5.01 or 5.02 shall be borne by the Company.

         Section 5.05 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as promptly as possible:

                           (i) prepare and (in any event within 120 days after the end of the period within which requests for registration may be given to the Company) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Securities included in such registration statement copies of such documents proposed to be filed for such Holder's review;

                           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and other securities covered by such registration statement until such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of less than 120 days after such registration statement becomes effective;

                          (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other applicable securities or Blue Sky laws of such jurisdictions within the United States of America (including territories and commonwealths thereof) as each seller shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any jurisdiction;

                           (v) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision (ii) of this
         Section 5.05, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, each such seller shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

                           (vi) furnish to each holder for which Registrable Securities are registered or are to be registered at the time of the disposition of such Registrable Securities by such holder, a signed copy of an opinion of counsel dated the effective date of such registration statement reasonably satisfactory in form and substance to the three largest such holders (based on their percentage in interest of the Registrable Securities or the largest such holder if such holder's percentage in interest of the Registrable Securities is equal to or greater than 50%) covering substantially the matters with respect to such registration statement (and the prospectus, included therein) as are customarily covered in opinions of issuers' counsel delivered to underwriters in underwritten public offerings of securities; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions.

The Company may require each seller of any Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time request in writing and as shall be required by law to effect such registration.

         Section 5.06   Indemnification.

                  (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such securities and its directors and officers and partners and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller (including its employees and agents), each such director and officer, each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, officer or director, underwriter r controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect irrespective of any investigation by any person indemnified above.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating each holder shall indemnify to the extent permitted by law in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.06 (but only to an amount, with respect to such prospective seller, not in excess of the gross proceeds realized by such seller from the sale of Registrable Securities registered pursuant to such registration statement), the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter, specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.06, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5.06, except to the extent that the indemnifying party is actually materially and irrevocably prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the written opinion of counsel for such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party shall not be subject to any liability for any settlement made without its consent which shall not be unreasonably withheld.

                  If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand.

         Section 5.07 Information by the Holders. Each of the Holders included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article V.

         Section 5.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use all commercially reasonable efforts to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times from and after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

                           (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                           (iii) so long as any Holder owns any Registrable
                  Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         Section 5.09   Assignability. The registration rights set forth in this
Article V shall be assignable by any Holder, in whole or in part, to any transferee of Registrable Securities provided such transferee agrees to be bound by all provisions of this Agreement. Any such assignee of a Holder shall be deemed to be a Holder for purposes of this Article V.


                                   ARTICLE VI

                     CERTAIN REPRESENTATIONS AND COVENANTS

         Section 6.01 Stockholder Representation. Each Stockholder represents and warrants as to itself that as of the Closing Date (after giving effect to all transactions occurring on or as of the Closing Date) such Stockholder is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Capital Stock, other than any of the following agreements to which such Stockholder is a party: the Purchase Agreement, the Escrow Agreement dated as of June 14, 1999 among Crest, the Company and certain other parties, the Merger Agreement, the DS Cable Purchase Agreement, the Service Cable Purchase Agreement, the TeleCore Merger Agreement, the Excalibur Merger Agreement, the convertible $5,000,000 promissory note of the Company issued to Crest, the warrants to purchase Common Stock issued to Crest in connection with financing obtained by Crest or the Company, any employment agreements, the Escrow Agreement dated as of September 7, 1999 among the Company, Telecrafter Acquisition Corp., Nassau Communications Inc., Bruce A Nassau, Lurie Nassau and the escrow agent party thereto, the options issued in connection with the 1999 Stock Incentive Plan of the Company and in connection with employment agreements, the Stock and Warrant Purchase

Agreement by and between the Company and GECC, the Stock Purchase Agreement by and between the Company and PNC and the warrant to purchase common stock issued to GECC dated as of September 7, 1999.

         Section 6.02 Company Representations. The Company represents and warrants that as of the Closing Date (i) it is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Capital Stock other than the Purchase Agreement and the other agreements referenced in Section 6.01 hereof to which it is a party,
(ii) except pursuant hereto, it has not granted to any other Person any other registration rights with respect to capital stock of the Company, and no holder of any capital stock of the Company shall have as of the date hereof any right to require registration of any capital stock of the Company under the Securities Act or to include any security in any registration statement filed by the Company under the Securities Act and (iii) the only holders of capital stock of the Company are Crest and the other parties hereto.

         Section 6.03   Company Covenants.

                  (a) Subsequent to the Qualified Public Offering, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act applicable to it and shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) applicable to it from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Registrable Securities. The Company will also cooperate with each holder of any Registrable Securities in supplying such information and documentation as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

                  (b) The Company covenants not to enter into transactions with any Stockholder or an Affiliate of any Stockholder except on commercially reasonable terms no more favorable to such Stockholder or Affiliate thereof than would reasonably be expected to be offered to an independent third party; provided, that the Company may enter into employment agreements with any Stockholder and may purchase shares from any employee in connection with the termination of employment, each as approved by the Board of Directors of the Company and provided, further, that this covenant shall not apply with respect to transactions contemplated by clauses (iii) and (vii) of Section 4.01(b) hereof.

                  (c) Except as set forth herein, the Company covenants to each Stockholder that it will not grant to any other party registration rights that would be senior to those given to Jackson, BancBoston, GECC and PNC in Sections
5.02 and 5.03 hereof; provided, that, this covenant shall not restrict the Company from granting pari passu or subordinate registration rights in connection with the acquisitions by the Company of the stock or assets or other equity interests in other entities.

         Section 6.04 Financial Statements and Other Reports. After the Closing Date, the Company agrees to send the following reports and notices to each holder of Capital Stock: (a) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries; (b) promptly upon receipt thereof, copies of reports, if any, submitted to the Company by independent accountants in connection with each annual or interim audit of the books of the Company made by such accountants; (c) promptly upon transmission thereof to the Board of Directors, copies of any material information prepared in addition to that described in Section 6.04(a) or (h),
(d) an annual budget for the following year not later than 45 days prior to the end of the current fiscal year; (e) upon obtaining knowledge of any defaults under any material agreement, indenture, mortgage, lease or other instrument, notification thereof; (f) such additional financial and other information as any holder of 5% or more of the Capital Stock may from time to time reasonably request, promptly after such request; (g) as soon as practicable but in any event within 30 days of the end of each month for the first 24 months following the Closing Date and thereafter as soon as practicable and in any event within 30 days of the end of such quarter, a letter from a principal financial officer of the Company discussing the revenues and operations of the Company; and (h) if the Company is not subject to the requirements of, or otherwise making filings pursuant to Section 13 or 15(d) of the Exchange Act, the Company will deliver to each holder of Capital Stock until such holder transfers, assigns or sells all of its Capital Stock: (1) as soon as practicable and in any event within 45 days of the end of each month and as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the following information: consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for such fiscal period and for the period from the beginning of the then current fiscal year to the end of such fiscal period and a comparison of each such item to the then current budget, and a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such fiscal period, setting forth in each case in comparative form consolidated figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, certified as to fair presentation by the principal financial officer of the Company and accompanied by a written discussion of operations in summary form; and (2) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, the following information: consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for such year, and a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year and to the then current budget, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, and accompanied by an opinion of a firm among the five largest independent public accountants of recognized national standing selected by the Company, or another firm of independent public accountants of national standing mutually agreeable to the Company and the holders of a majority of the shares of Capital Stock, to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of the Company and its subsidiaries and, unless independent public accountants are not generally making statements substantially to the following effect, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and accompanied by a written discussion of operations in summary form with respect to such fiscal year.

                  Each holder of Capital Stock is further authorized to request information from and to have access to, the Company's independent public accountants, and the Company will request such accountants to make available to any such holder such information as such holder may reasonably request.

                  The Company agrees that if it shall become, and so long as it shall be, subject to the requirements of, or so long as it is otherwise making filings pursuant to, Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will deliver to each holder of Capital Stock within 3 days after filing with the Securities and Exchange Commission, a copy of its Annual Report on form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K.

         Section 6.05 Inspection of Property. So long as any holder shall hold any Capital Stock, the Company will permit any Person designated in writing by such holder to visit and inspect any of the properties of the Company and its subsidiaries and to discuss the affairs, finances and accounts of the Company and its subsidiaries, all upon reasonable notice, at such reasonable times (subject to the bona fide schedule constraints of the relevant officers) and as often as such holder may reasonably request.

         Section 6.06 Corporate Existence, Licenses and Permits; Maintenance of Properties. The Company will at all times use commercially reasonable efforts to do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, preserve and keep in force and effect, and cause each of its subsidiaries to apply for on a timely basis, all licenses and permits necessary and material to the conduct of the business of the Company and its consolidated subsidiaries, taken as a whole, and to maintain and keep, and cause each of its subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition (except for normal wear and tear), and from time to time to make all needful and proper repairs, renewals and replacements, including, without limitation, all trade name and trademark registration renewals, in each case so that any business material to the Company carried on in connection therewith may be properly and advantageously conducted.

                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.01 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including, without limitation, those obligations set forth in
Article II, Article III and Article IV, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         Section 7.02 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 7.03 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New Jersey.

         Section 7.04 Entire Agreement; Amendment; Waiver. This Agreement (a) together with the Agreements referenced in Section 6.01 hereof contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company, the Crest Group (so long as it holds 5% of the shares of Capital Stock) and the Stockholders holding at least 51% of the shares of Capital Stock and (c) may not be discharged except by such written instrument or by performance; provided, that, any amendment that shall materially adversely affect any Stockholders shall require the consent of Stockholders holding 51% of the shares of Capital Stock of such adversely affected Stockholders. Any such amendment so approved shall be binding on all Stockholders.

         Section 7.05 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

         Section 7.06 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         Section 7.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         Section 7.08 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth on Schedule 1 hereto, or such other address for the party as shall be specified by notice given pursuant hereto.

         Section 7.09 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         Section 7.10 Corporate Development Activities. The Company hereby agrees that it will reimburse the Crest Group for reasonable out-of-pocket expenses incurred while performing corporate development activities of the Company (which in no event shall include advisory, investment banking or other similar service fees).

         Section 7.11 Expiration of Rights. Notwithstanding any other provision in this Agreement, the parties hereto agree that the rights and obligations set forth in this Agreement, other than those contained in Article V hereof and any provision necessary to effect the rights and obligations under such Article V, shall expire and be of no further force and effect as of the date on which the Company shall consummate a Qualified Public Offering.

         Section 7.12 Termination. Upon a transfer or sale by any party hereto of all of its shares of Capital Stock in accordance with the provisions of this Agreement, such party shall no longer be bound by the provisions of this Agreement (except for any breach, misrepresentation, liability or indemnification obligation which arose or shall arise in connection with actions or omissions by such party prior to the date of transfer of all of such party's shares of Capital Stock) nor have any rights hereunder and shall no longer be a party hereto. Any transferor acknowledges that it may be subject to securities laws with respect to the prior holding of such Capital Stock.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                           VIASOURCE COMMUNICATIONS, INC.


                           By:  /s/ Craig A. Russey
                              -------------------------------------------------
                              Name:  Craig A. Russey
                              Title:  President



                           STOCKHOLDERS:

                           CREST COMMUNICATIONS PARTNERS LP

                           By:  Crest Partners II LLC, its general partner

                                By:  WAT Capital LLC, its managing member



                                    By:  /s/ William A. Sprague
                                       ----------------------------------------
                                         Name:  William W. Sprague
                                         Title: Managing Member


                           JACKSON NATIONAL LIFE INSURANCE
                           COMPANY

                           By: PPM America Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company


                                By:  /s/ David Brett
                                   --------------------------------------------
                                    Name:  David Brett
                                    Title: Managing Director

                           OLD HICKORY FUND I, LLC

                           By: PPM America, Inc., its Manager


                               By:  /s/ David Brett
                                  ---------------------------------------------
                                   Name:   David Brett
                                   Title:  Managing Director


                           BANCBOSTON INVESTMENTS INC.


                           By: /s/ Lars A. Swanson
                              -------------------------------------------------
                               Name:   Lars A. Swanson
                               Title:  Vice President


                           /s/ Roy D. Tartaglia
                           ----------------------------------------------------
                           Roy D. Tartaglia


                           /s/ Richard A. Thomas
                           ----------------------------------------------------
                           Richard A. Thomas


                           /s/ James MacGeorge
                           ----------------------------------------------------
                           James MacGeorge


                           /s/ Domenick Nardone
                           ----------------------------------------------------
                           Domenick Nardone


                           /s/ Anthony Cassera
                           ----------------------------------------------------
                           Anthony Cassera


                           /s/ Joseph Danno
                           ----------------------------------------------------
                           Joseph Danno


                           /s/ Mark Gregor
                           ----------------------------------------------------
                           Mark Gregor


                           /s/ Robert McLaughlin
                           ----------------------------------------------------
                           Robert McLaughlin

                           /s/ Michael Moffit
                           ----------------------------------------------------
                           A.G. Edwards & Sons, Inc., as custodian of Michael Moffit


                           /s/ Joseph Pulice
                           ----------------------------------------------------
                           Joseph Pulice


                           Tartaglia Family Trust

                           By:  /s/ Evelyn R. Tartaglia
                              -------------------------------------------------
                                    Evelyn R. Tartaglia


                           Thomas Family Trust

                           By: /s/ Signature Indecipherable
                               ------------------------------------------------
                               Signature Indecipherable


                           CEEJ LLC


                           By: /s/ Richard M. Rettstadt
                               ------------------------------------------------
                               Name:  Richard M. Rettstadt
                               Title:  Managing Member


                           CREST/CRI LLC

                           By: Crest Partners II LLC, its sole member

                               By: WAT Capital LLC, its managing member


                                   By: /s/ William W. Sprague
                                      -----------------------------------------
                                       Name: William W. Sprague
                                       Title: Managing Member

                            DTJ LLC



                            By: /s/ George O'Leary
                               ------------------------------------------------
                                Name: George O'Leary
                                Title: Member


                            RFM CRI LLC


                            By: /s/ Signature Indecipherable
                               ------------------------------------------------
                                Name:
                                Title:


                            ROMAN ARCH FUND L.P.


                            By: /s/ Robert Willard
                               ------------------------------------------------
                               Name: Robert Willard
                               Title: Executive Vice President


                            ROMAN ARCH FUND II L.P.


                            By: /s/ Robert Willard
                               ------------------------------------------------
                               Name: Robert Willard
                               Title: Executive Vice President


                            /s/ Robert DiBetta
                            ---------------------------------------------------
                            Robert DiBetta


                            /s/ David Raponi
                            ---------------------------------------------------
                            David Raponi


                            /s/ George O'Leary
                            ---------------------------------------------------
                            George O'Leary

                            /s/ David Vozzola
                            ---------------------------------------------------
                            David Vozzola


                            /s/ Bruce A. Nassau
                            ---------------------------------------------------
                            Bruce A. Nassau


                            /s/ Lurie Nassau
                            ---------------------------------------------------
                            Lurie Nassau


                            NASSAU COMMUNICATIONS, INC.


                            By: /s/ Bruce A. Nassau
                               ------------------------------------------------
                                Name: Bruce A. Nassau
                                Title: President


                            PNC CAPITAL CORP.


                            By: /s/ David McL. Hillman
                               ------------------------------------------------
                               Name: David McL. Hillman
                               Title: Executive Vice President


                            WOOD STREET PARTNERS, II


                            By: /s/ David McL. Hillman
                               ------------------------------------------------
                               Name: David McL. Hillman
                               Title: General Partner

                            GENERAL ELECTRIC CAPITAL
                            CORPORATION


                            By: /s/ Thomas D. Waters
                               ------------------------------------------------
                               Name: Thomas D. Waters
                               Title: Senior Vice President


                            /s/ Dennis M. Scanlan
                            ---------------------------------------------------
                            Dennis M. Scanlan


                            /s/ Lisa Scanlan
                            ---------------------------------------------------
                            Lisa Scanlan


                            /s/ Anthony K. Scruggs
                            ---------------------------------------------------
                            Anthony K. Scruggs


                            /s/ Joe Kubisak
                            ---------------------------------------------------
                            Joe Kubisak


                            /s/ Mark Kubisak
                            ---------------------------------------------------
                            Mark Kubisak

                            /s/ John M. Clarey
                            ---------------------------------------------------
                            John M. Clarey


                            /s/ Christy Clarey
                            ---------------------------------------------------
                            Christy Clarey


                            /s/ Mark Stagen
                            ---------------------------------------------------
                            Mark Stagen


                            /s/ Scott Sussman
                            ---------------------------------------------------
                            Scott Sussman


                            Palomar Ventures I, L.P.


                            By: /s/ Randall R. Lunn
                               ------------------------------------------------
                               Name:  Randall R. Lunn
                                    -------------------------------------------


                            Crest Communications Partners, L.P.


                            By: /s/ V. Michael Fitzgerald
                               ------------------------------------------------
                               Name:  V. Michael Fitzgerald
                                    -------------------------------------------
                               Title: Managing Director
                                     ------------------------------------------

                            BV-P Holding I, L.L.C.


                            By: /s/ Randall R. Lunn
                               ------------------------------------------------
                               Name: Randall R. Lunn
                                    -------------------------------------------


                            /s/ Philip S. Paul
                            ---------------------------------------------------
                            Philip S. Paul


                            /s/ Larry Smith
                            ---------------------------------------------------
                            Larry Smith


                            /s/ Michael McDowel
                            ---------------------------------------------------
                            Michael McDowel

                            /s/ K. E. Poth
                            ---------------------------------------------------
                            Konrad Eric Poth


                            The Konrad Forrest Poth 2000 Trust


                            By: Ferol Ann Poth
                               ------------------------------------------------
                               Name:  Ferol Ann Poth
                                    -------------------------------------------
                               Title: Trustee
                                     ------------------------------------------

                            /s/ Mark C. Bricker
                            ---------------------------------------------------
                            Mark C. Bricker


                            /s/ Robert L. Carlisle
                            ---------------------------------------------------
                            Robert L. Carlisle


                            /s/ James T. Cole
                            ---------------------------------------------------
                            James T. Cole


                            /s/ David E. Crum
                            ---------------------------------------------------
                            David E. Crum


                            /s/ Bill Drury
                            ---------------------------------------------------
                            Bill Drury


                            /s/ Michele L. Field
                            ---------------------------------------------------
                            Michele L. Field


                            /s/ Ernest A. Holmes
                            ---------------------------------------------------
                            Ernest A. Holmes


                            /s/ Charles E. Kirtley
                            ---------------------------------------------------
                            Charles E. Kirtley

                            /s/ Joseph M. Klein
                            ---------------------------------------------------
                            Joseph M. Klein


                            /s/ Fred Lawrence
                            ---------------------------------------------------
                            Fred Lawrence


                            /s/ Anthony Lombardo
                            ---------------------------------------------------
                            Anthony Lombardo


                            /s/ Mellisa M. Martoncik
                            ---------------------------------------------------
                            Mellisa M. Martoncik


                            /s/ Pete Morrison
                            ---------------------------------------------------
                            Pete Morrison


                            /s/ Ted Praul
                            ---------------------------------------------------
                            Ted Praul


                            /s/ Duff A. Scudder
                            ---------------------------------------------------
                            Duff A. Scudder


                            /s/ James E. Smallwood
                            ---------------------------------------------------
                            James E. Smallwood


                            /s/ James A. Tafralian
                            ---------------------------------------------------
                            James A. Tafralian

                                                                     Schedule 1


                               Address for Notice


ViaSource Communications, Inc.
c/o Communication Resources Incorporated
1001 West Cypress Creek Road
Suite 200
Ft. Lauderdale, FL 33309
Attn:  Craig Russey
Fax:  800-243-5198


STOCKHOLDERS:

Crest Communications Partners L.P.
320 Park Avenue
New York, NY 10022
Attn: Michael Fitzgerald
Fax:  212-317-2710

Jackson National Life Insurance Company
c/o PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL  60606
Attn: Susan Perrino
Telecopy: (312) 634-0054

with a copy to:

Jackson National Life Insurance Company
c/o PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL  60606
Attn:  Dave Binkley
Telecopy:  (312) 634-0906

Old Hickory Fund I, LLC
c/o PPM America, Inc.
225 West Wacker Drive
Suite 1200
Chicago, IL  60606
Attn:  Jay Dietrich/Jim Cox
Telecopy:  (312) 634-0741


BancBoston Investments, Inc.
100 Federal Street
Boston, MA  02110
Attn:  Lars Swanson
Telecopy:  (617) 434-1153

Roy D. Tartaglia
230 Springfield Avenue
Summit, NJ  07901


Richard A. Thomas
63 Dale Drive
Summit, NJ  07901


James MacGeorge
276 E. Cedar Street
Livingston, NJ  07039


Domenick Nardone
281 Runnymede Parkway
New Providence, NJ  07974


Anthony Cassera
329 Mercer Street
Stirling, NJ  07980


Joseph Danno
41 Townsend Drive
Florham Park, NJ  07932

Mark Gregor
325 Dailey Place
Manville, NJ  08835


Robert McLaughlin
48 Fox Road
Cedar Grove, NJ
Michael Moffitt
24 Jean Place
Edison, NJ  08820


Joseph Pulice
133 Irwin Street
Springfield, NJ  07081


Tartaglia Family Trust
230 Springfield Avenue
Summit, NJ  07901


Thomas Family Trust
63 Dale Drive
Summit, NJ  07901


CEEJ LLC
c/o Communication Resources Incorporated
1001 West Cyprus Creek Road
Suite 200
Ft. Lauderdale, FL  33309
Attn:  Richard Rettstadt
Fax:  800-243-5198


Crest/CRI LLC
c/o Crest Management Holdings, LLC
320 Park Avenue
New York, New York  10022
Attn:  Michael Fitzgerald
Fax:  212-317-2710

DTJ LLC
c/o Communication Resources Incorporated
1001 West Cyprus Creek Road
Suite 200
Ft. Lauderdale, FL  33309
Attn:  George O'Leary
Fax:  800-243-5198


RFM CRI LLC
231 Aden Hill Road
Parksville, New York  12678
Attn:  Rodney Cornelius
Fax:  914-292-4824


Roman Arch Fund L.P.
1 New York Plaza
New York, New York  10292
Attn:  Robert Willard
Fax:  212-778-4677


Roman Arch Fund II L.P.
1 New York Plaza
New York, New York  10292
Attn:  Robert Willard
Fax:  212-778-4677


Robert DiBetta
Pinnacle Cable Services, Inc.
Five Greentree Center
Suite 313
Marlton, NJ  08053


David Raponi
Pinnacle Cable Services, Inc.
Five Greentree Center
Suite 313
Marlton, NJ  08053

David Vozzola
8688 Northwest 47th Drive
Coral Springs, FL 33067


Bruce A. Nassau
c/o Telecrafter Services Corporation
13131 West Cedar Avenue
Lakewood, CO  80228


Lurie Nassau
c/o Telecrafter Services Corporation
13131 West Cedar Avenue
Lakewood, CO  80228


Telecrafter Services Corporation
13131 West Cedar Avenue
Lakewood, CO  80228


PNC Capital Corp.
c/o PNC Equity Management Corp.
3150 TNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222


Wood Street Partners, II
c/o PNC Equity Management Corp.
3150 TNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222


General Electric Capital Corporation
3379 Peachtree Road
Atlanta, GA  30326
Attn:  Account Manager - ViaSource
Fax:  404-842-1533

Dennis M. Scanlan
324 Redwood Forest Court
Manchester, MO  63021


Lisa Scanlan
324 Redwood Forest Court
Manchester, MO  63021


Anthony K. Scruggs
7066 Stapoint Court
P.O. Box 4597
Winter Park, FL  32793-4597


Joe Kubisak
7066 Stapoint Court
P.O. Box 4597
Winter Park, FL  32793-4597


Mark Kubisak
7066 Stapoint Court
P.O. Box 4597
Winter Park, FL  32793-4597

John M. Clarey
130 Theory, Suite 100
Irvine, CA  92714


Christy Clarey
130 Theory, Suite 100
Irvine, CA  92714


Mark Stagen
130 Theory, Suite 100
Irvine, CA  92714


Scott Sussman
130 Theory, Suite 100
Irvine, CA  92714


Palomar Ventures I, L.P.
c/o TeleCore, Inc.
130 Theory, Suite 100
Irvine, CA  92714


BV-P Holding I, L.L.C.
c/o TeleCore, Inc.
130 Theory, Suite 100
Irvine, CA  92714

Philip S. Paul
130 Theory, Suite 100
Irvine, CA  92714


Larry Smith
130 Theory, Suite 100
Irvine, CA  92714


Michael McDowel
130 Theory, Suite 100
Irvine, CA  92714

Konrad Eric Poth
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


The Konrad Forrest Poth 2000 Trust
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Mark C. Bricker
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Robert L. Carlisle
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


James T. Cole
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


David E. Crum
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Bill Drury
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Michelle L. Field
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Ernest A. Holmes
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151

Charles E. Kirtbey
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Joseph M. Klein
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Fred Lawrence
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Anthony Lombardo
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Melissa M. Mantoncik
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Pete Morrison
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Ted Praul
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


Duff A. Scudder
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


James E. Smallwood
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151


James A. Tafralian
14201 Sullyfield Circle, Suite 500
Chantilly, VA  20151